Notice of 2008 Annual Meeting

and

Proxy Statement

www.ariad.com

HARVEY J. BERGER, M.D. CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April 25, 2008

Dear Fellow Investor,

I am pleased to invite you to attend our 2008 Annual Meeting of Stockholders, which will be held on Thursday, June 12, 2008, beginning at 10:00 a.m., Eastern Time, at our corporate offices in Cambridge, Massachusetts.

This year, you are being asked to elect three directors nominated by the Board of Directors upon the recommendation of our Nominating and Corporate Governance Committee, to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.  Your Board of Directors urges you to read the accompanying proxy statement carefully and recommends that you vote “FOR” each of these proposals.

At the meeting, we also will report on ARIAD’s development and business plans for the coming year.  We will provide you with an opportunity to meet members of our management team and Board of Directors and will respond to questions that you may have.

We hope that you will be able to join us at our Annual Meeting.  Whether or not you expect to attend, please be sure to vote your shares using any of the following methods: vote by telephone or the Internet as described in the instructions included on the proxy card; vote by signing, dating, and returning the proxy card in the envelope provided; or vote by attending the meeting in person.

To register for the meeting, please contact our investor relations office at 617-494-0400, extension 251, or send an e-mail to investor@ariad.com.  Directions to our offices can be found on our website at www.ariad.com.

I look forward to seeing you at this year’s Annual Meeting.

Sincerely yours,

Harvey J. Berger, M.D.

ARIAD PHARMACEUTICALS, INC.
26 LANDSDOWNE STREET • CAMBRIDGE, MASSACHUSETTS 02139-4234 • TELEPHONE 617 494 0400 • FACSIMILE 617 494 1828

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2008

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of ARIAD Pharmaceuticals, Inc. will be held on Thursday, June 12, 2008, at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, for the following purposes:

1.	To elect three Class 2 directors to hold office until the 2011 Annual Meeting and until their successors are duly elected and qualified.

2.	To approve an amendment to our 1997 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 21, 2008 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.  A total of 69,446,170 shares of our common stock were issued and outstanding as of that date.  Each share of common stock entitles its holder to one vote.  Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,

Laurie A. Allen, Esq. Secretary

April 25, 2008

Your vote is important.  You may vote your shares in person at the Annual Meeting.  If you do not expect to attend the Annual Meeting or if you do plan to attend but wish to vote by proxy, you may vote by: (1) dating, signing and promptly mailing the enclosed proxy card in the return envelope provided, (2) calling the toll-free number listed on the proxy card, or (3) using the Internet as indicated on the proxy card.

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ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
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PROXY STATEMENT
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INFORMATION ABOUT THE MEETING AND VOTING

Materials Mailed to Stockholders

This proxy statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of ARIAD Pharmaceuticals, Inc. to be used at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”)  to be held on Thursday, June 12, 2008, at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting.  These proxy materials are being mailed to all stockholders entitled to notice of and to vote at the Annual Meeting on or about May 5, 2008.

Although not part of this proxy statement, we are also sending along with this proxy statement our 2007 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2007.  You can also find a copy of our 2007 Annual Report on Form 10-K on the Internet through the electronic data system of the Securities and Exchange Commission (“SEC”) called EDGAR at www.sec.gov or through the investor relations section of our website at www.ariad.com.

Summary of Proposals to be Voted Upon by Stockholders

Proposal 1:    Election of three Class 2 Directors to Hold Office Until the 2011 Annual Meeting

Our Board of Directors is divided into three classes of directors.  Each class is elected to serve for a staggered three-year term.  This year, three current Class 2 directors have been nominated to serve until the 2011 Annual Meeting and until their successors have been duly elected and qualified.  The nominated directors are listed below, and their biographies can be found on page 4 of this proxy statement:

●	Jay R. LaMarche, who has served on our Board of Directors since January 1992,

●	Sandford D. Smith, who has served on our Board of Directors since October 1991, and

●	Elizabeth H.S. Wyatt, who has served on our Board of Directors since June 2002.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1.

Proposal 2:    Approval of an Amendment to the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan

The ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (“ESPP”) provides our eligible employees with the opportunity to purchase shares of our common stock through payroll deductions.  As of April 21, 2008, we had issued and employees had purchased 444,840 shares of the original 500,000 shares authorized under the ESPP.  Our Board of Directors has determined that, in order to continue to allow participation in the ESPP as a means to attract and retain talented employees, the number of shares available for issuance under the ESPP should be increased.  Therefore, the Compensation Committee of our Board of Directors has recommended, and our Board of Directors has approved, subject to stockholder approval, an amendment to the ESPP to reserve an additional 500,000 shares of common stock for issuance under the ESPP, effective July 1, 2008.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

Proposal 3:    Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2008.  Our Board of Directors has ratified this selection.  Deloitte & Touche LLP has served as our independent registered public accounting firm since 1991.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.

Proxies

Holders of our common stock who are entitled to vote are urged to sign the enclosed proxy card and return it promptly in the return envelope provided or to vote by telephone or the Internet by following the instructions on the enclosed proxy card.  Proxies will be voted in accordance with each such holder’s directions.  If no directions are given, proxies will be voted “FOR” the election as Class 2 directors of the nominees named herein, “FOR” approval of the amendment to our ESPP and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and, as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.  The Board of Directors knows of no other business to be presented at the Annual Meeting.  The proxy may be revoked at any time prior to the voting thereof by providing written notice of revocation to us at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, Attention: Laurie A. Allen, Esq., Secretary.  The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors.  The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this proxy statement and accompanying materials, will be borne by us.  In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons.  Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 21, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.  On that date, there were 69,446,170 shares of common stock outstanding.  Each share of common stock is entitled to one vote.  Accordingly, a total of 69,446,170 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Establishing a Quorum

One-third of the shares of outstanding common stock entitled to vote, whether present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.  Shares as to which a broker indicates that it has no discretion to vote and which are not voted, known as “broker non-votes,” will be considered present at the Annual Meeting for the purpose of determining the presence of a quorum.  Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum.

Votes Required, Broker Non-Votes and Abstentions

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Proposal 1:  The affirmative vote of a plurality of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Class 2 directors.  Thus, broker non-votes and withholding authority will have no effect on the outcome of the vote for the election of directors.  Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner.

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Proposal 2:  The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to approve the amendment to the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan.  Brokers do not have discretionary authority to vote shares held in their name on this proposal if they do not receive instructions from the beneficial owner.  However, because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.

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Proposal 3:  The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.  Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.  Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm.  However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, the Audit Committee of our Board of Directors will reconsider, but not necessarily rescind, the retention of Deloitte & Touche LLP.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members classified into three classes.  The number of directors is subject to increase or decrease by action of the Board.  At each annual meeting of stockholders, the term for one class of directors expires, and directors are elected for a full term of three years to succeed the directors of such class.  Set forth below is certain biographical information for the three individuals nominated by the Board of Directors for election as Class 2 directors at this Annual Meeting, as well as for each of the continuing Class 3 and Class 1 directors whose terms expire at the annual meeting in either 2009 or 2010, respectively, or at such time as such director’s successor is duly elected and qualified.

Nominees as Class 2 Directors (Term to Expire in 2011)

Jay R. LaMarche, 61, one of our Directors since January 1992, is a retired financial executive.  Previously, he served as our Chief Financial Officer and Treasurer from January 1992 to November 2000 and as our Executive Vice President from March 1997 to November 2000.  Mr. LaMarche was our Senior Vice President, Finance from January 1992 to February 1997.  Prior to joining us, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer.  Previously, Mr. LaMarche was a partner with Deloitte Haskins & Sells, a public accounting firm.  Mr. LaMarche received his B.B.A. degree in Public Accountancy from the University of Notre Dame and served as an officer in the United States Navy.

Sandford D. Smith, 61, one of our Directors since October 1991 and our Vice Chairman since January 1999, is Executive Vice President and President, Genzyme International for Genzyme Corporation, a biotechnology company.  From October 1997 to December 2000, he was President, Therapeutics International and from May 1996 to September 1996, Vice President and General Manager, Specialty Therapeutics and International Group for Genzyme.  Mr. Smith was President and Chief Executive Officer and a Director of RepliGen Corporation, a biotechnology company, from 1986 to March 1996.  Mr. Smith previously held a number of positions with Bristol-Myers Squibb Company from 1977 to 1986, including Vice President of Corporate Development and Planning for the United States Pharmaceutical and Nutritional Group.  He is a director of Nventa Biopharmaceuticals Corporation, a biopharmaceuticals company.  Mr. Smith earned his B.Sc. degree from the University of Denver.

Elizabeth H. S. Wyatt, 60, one of our Directors since June 2002, held various senior management positions over a period of twenty years at Merck & Co., Inc., most recently, from 1992 to 2000, as Vice President, Corporate Licensing.  She also served in leadership positions in corporate licensing from 1980 to 1992 at Merck.  Previously, she held administrative positions at Harvard Business School, Doyle Dane Bernbach, and Boston College.  Ms. Wyatt is a director of The Medicines Company, a biopharmaceutical company.  She received her M.B.A. from Harvard Business School, her M.Ed. in education from Boston University, and her B.A. from Sweet Briar College, Virginia.

Continuing Class 3 Directors (Term to Expire in 2009)

Harvey J. Berger, M.D., 57, who has served on our Board of Directors since October 1991, is our principal founder and has served as our Chairman of the Board and Chief Executive Officer since April 1991, and served as our President from April 1991 to September 2003 and from December 2004 to present.  From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, including Executive Vice President and President, Research and Development Division.  He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association, Inc.  Dr. Berger is a director of PTC Therapeutics, Inc., a privately held biotechnology company, and a member of the Dean’s Council of Yale University School of Medicine.  Dr. Berger received his A.B. degree in Biology from Colgate University and his M.D. degree from Yale University School of Medicine and did further medical and research training at the Massachusetts General Hospital and Yale-New Haven Hospital.

Michael D. Kishbauch, 59, one of our Directors since September 2004, has been President and Chief Executive Officer and a director of Achillion Pharmaceuticals, Inc., a biopharmaceutical company, since July 2004.  Previously, Mr. Kishbauch was President and Chief Executive Officer of OraPharma, Inc., a biotechnology company, from 1996 until 2003 when it was acquired by Johnson & Johnson.  Subsequently, from 2003 to 2004, he was President of the OraPharma division of Johnson & Johnson.  From 1992 to 1995, he held various senior management positions at MedImmune, Inc., a biotechnology company, as President and Chief Operating Officer and Executive Vice President, Operations.  From 1987 to 1992, Mr. Kishbauch was Vice President, Product Planning and Promotion of the Pharmaceuticals Division of Ciba-Geigy Corporation, and from 1982 to 1987, he was Executive Director of Product Management.  Mr. Kishbauch received his M.B.A. degree from the Wharton School at the University of Pennsylvania and his B.A. degree in Biology from Wesleyan University.

Burton E. Sobel, M.D., 70, one of our Directors since June 2002, has been E.L. Amidon Professor and Professor of Biochemistry at the University of Vermont since 1994.  He was also Physician-in-Chief from 1994 to 2005 and since 2005 has been Director of the Cardiovascular Research Institute at the University of Vermont. Dr. Sobel was a trustee of Fletcher Allen Health Care Center, in Burlington, Vermont from 1998 to 2004.  Previously, he held senior academic and administrative positions at Washington University School of Medicine, from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973.  Dr. Sobel is a director of Nuvelo, Inc., a biopharmaceutical company, and Clinical Data, Inc., a biopharmaceutical company.  Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received his M.D. degree from Harvard University and his A.B. from Cornell University.

Continuing Class 1 Directors (Term to Expire in 2010)

Athanase Lavidas, Ph.D., 60, one of our Directors since September 2003, is the Chairman and Chief Executive Officer of Lavipharm Group, a pharmaceutical, cosmetics and consumer health products company in Greece, a position he has held since 1976.  Dr. Lavidas is also Chairman of the Greece - U.S. Business Council and Secretary General of the Federation of Greek Industries, responsible for International Affairs.  He received his B.S. and M.S. degrees from the University of Munich, his M.B.A. from the Institut Superior de Marketing et de Management in Paris, and his Ph.D. from the University of Athens.

Peter J. Nelson, 50, one of our Directors since November 2004, is Managing Partner of Morecambe Partners, an advisory firm for real estate companies and early stage enterprises.  Previously, from 2004 to 2005, he was Co-Chief Executive Officer of National Beverage Properties, Inc., a private real estate investment firm and, from 1997 to 2004, he was Senior Vice President-Operations, Chief Financial Officer, and Treasurer of Alexandria Real Estate Equities, Inc., a NYSE real estate investment trust principally providing scientific research space to life science entities and biotechnology companies.  He continues to serve as Corporate Secretary of Alexandria Real Estate Equities, Inc.  Previously, from 1995 to 1997, Mr. Nelson was Chief Financial Officer of Lennar Partners, Inc. (nka LNR Property Corporation).  From 1986 to 1995, he also held senior management positions at Public Storage, Inc. and Westrec Properties, Inc.  From 1980 to 1986, Mr. Nelson was an audit manager at Ernst & Young, LLP.  Mr. Nelson received his B.S. degree from California State University, Northridge and is a certified public accountant.

Corporate Governance

The Board of Directors has established a Nominating and Corporate Governance Committee, along with general guidelines for corporate governance.  These guidelines address selection, composition and independence of the Board of Directors, director compensation and evaluation of the performance of the Board and its committees, the structure and operations of the committees of the Board, the establishment and implementation of corporate governance guidelines, principles and practices, leadership development and succession planning.  The Nominating and Corporate Governance Committee is responsible for the establishment, implementation and oversight of the Corporate Code of Conduct and Ethics, the Board’s Conflict of Interest Policy and specific corporate governance guidelines, policies and practices.  The following sections describe these guidelines.  Our corporate governance guidelines are publicly available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance.”

Additional Information Concerning our Board of Directors and its Committees

Meeting Attendance

Our Board of Directors held eight regular meetings in 2007.  Our Board of Directors has four standing committees, (1) the Executive Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Nominating and Corporate Governance Committee.  These committees held a total of fourteen meetings during fiscal year 2007.  No director during the time in which such director served as our director attended fewer than 75% of the aggregate number of meetings held during the fiscal year by our Board of Directors and the committees of the Board on which he or she served.  For purposes of this measurement, meetings do not include actions taken by written consent.

Director Independence

Our Board of Directors has determined that each of our directors except Harvey J. Berger, M.D. is an “independent director” as such term is defined by The NASDAQ Stock Market LLC (“NASDAQ”).

The Board of Directors has also determined that each member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee prescribed by NASDAQ and the SEC.  The Board of Directors has further determined that Mr. Nelson and Mr. Kishbauch are “audit committee financial experts” in accordance with the rules of the SEC.

The Nominating and Corporate Governance Committee has reviewed each director’s status by applying the legal standards for director independence and the criteria applied to determine “audit committee financial expert” status and by evaluating self-evaluation questionnaires and other information obtained independently and/or supplied by each director.  On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to our Board of Directors upon which our Board of Directors made its determinations of each director’s status.

The Executive Committee

The current members of our Executive Committee are Dr. Berger, who is the chairperson, Mr. LaMarche and Ms. Wyatt.  The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of ARIAD.  The Executive Committee held no meetings in 2007.

The Compensation Committee

The current members of our Compensation Committee are Dr. Sobel, who is the chairperson, and Messrs. Kishbauch and Smith.  The Compensation Committee held four meetings in 2007.

The Board has adopted a written charter for the Compensation Committee, which is available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance”.  The Compensation Committee and the Board periodically review and revise this charter as appropriate.

The Compensation Committee’s responsibilities, which are discussed in more detail in its charter, include, among other duties, the responsibility to establish compensation levels for our Chief Executive Officer and review his performance, review and approve compensation levels recommended by Dr. Berger for our executive officers and review their performance, approve and administer our equity and executive compensation plans and grants thereunder and discharge the duties imposed on the Compensation Committee by the terms of those plans, consider management succession and related matters, and review the Compensation Discussion & Analysis (CD&A) for inclusion in our proxy statement.

As Chief Executive Officer, Dr. Berger recommends compensation decisions involving our officers and discusses these recommendations and related issues, including reviewing the officers’ performance, with the Compensation Committee.  During Compensation Committee meetings at which compensation actions involving the Chief Executive Officer’s direct reports are discussed, Dr. Berger has taken an active part in those discussions.  The Compensation Committee determines Dr. Berger’s compensation in executive session without Dr. Berger present.

The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of Dr. Berger.  Compensation Committee meetings are regularly attended by Dr. Berger.  At each meeting, the Compensation Committee has the opportunity to meet in executive session and does so when the Committee deems it necessary or appropriate. The Compensation Committee’s Chair reports the Committee’s recommendations on executive compensation to the Board.  How the Compensation Committee reviews and sets executive compensation is described in more detail in the CD&A beginning on page 16 of this proxy statement.

The Company, with the Compensation Committee’s approval, has retained W.T. Haigh & Company since 2005 as its outside compensation consultant.  W.T. Haigh & Company provides competitive information to management and the Compensation Committee regarding officer and director compensation, including benchmarking of peer practices and general industry best practices, and its view regarding management compensation proposals.

Please also see the Compensation Committee Report, which is included on page 24 of this proxy statement.

The Audit Committee

The current members of our Audit Committee are Mr. Nelson, who is the chairperson, Mr. Kishbauch and Ms. Wyatt.  The Audit Committee held eight meetings in 2007.

The Audit Committee serves as the representative of the Board of Directors in overseeing and monitoring the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting processes, to ensure the adequacy of internal accounting, financial reporting and disclosure controls, and to comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations.  The Audit Committee is also responsible for reviewing the qualifications, independence and performance of, and selecting or replacing, if necessary, our independent registered public accounting firm and approving all audit and non-audit services and fees related thereto.

In addition, the Audit Committee is responsible for reviewing, in consultation with our management and independent registered public accounting firm, the scope and results of (1) reviews of our quarterly financial statements, (2) audits of our annual financial statements, and (3) audits of our system of internal control over financial reporting.  The Audit Committee also performs other duties and responsibilities, including reviewing, evaluating and approving related-person or similar transactions or relationships and/or recommending approval of such transactions to the disinterested and independent members of the full Board.

The Audit Committee maintains a written charter that outlines its responsibilities, which it reviews and reassesses annually and recommends any changes to the Board of Directors for approval.  A copy of the Audit Committee’s charter is publicly available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance.”

Please also see the Report of the Audit Committee, which is included on page 37 of this proxy statement.

The Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Smith, who is the chairperson, Dr. Lavidas and Mr. LaMarche.  The Nominating and Corporate Governance Committee held two meetings in 2007.

The functions of the Nominating and Corporate Governance Committee include making recommendations to the Board of Directors as to particular nominees for election or appointment to the Board of Directors; making recommendations to the Board of Directors as to the membership, structure and operations of the committees of the Board; reviewing and assessing the adequacy of our corporate governance guidelines, principles and practices and recommending changes to the Board of Directors for approval; monitoring compliance with our Corporate Code of Conduct and Ethics and our Board Conflict of Interest Policy; and reviewing and maintaining oversight of matters relating to the independence (including potential conflicts of interest), education, operation and effectiveness of the Board and committee members, both individually and collectively.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders, as well as from other sources such as other directors or officers or other appropriate sources.  For all potential candidates, the Nominating and Corporate Governance Committee may consider any factors it deems relevant, including, among other factors, a candidate’s personal integrity and judgment, business and professional skills and experience, independence, knowledge of our industry and applicable laws, regulations and guidelines governing U.S. public companies, possible conflicts of interest, diversity, the extent to which the candidate would fill a priority need on the Board, the willingness of the candidate to commit sufficient time and attention to his or her duties or responsibilities as a director of a public company, and concern for the long-term interests of our stockholders.  In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to recommend a candidate for director for election at our 2009 Annual Meeting of Stockholders, such a recommendation should be submitted in writing to the Nominating and Corporate Governance Committee, c/o Laurie A. Allen, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.  Any such written recommendation should include a minimum of the following: (a) all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) the name(s) and address(es) of the stockholder(s) making the recommendation; and (c) appropriate biographical information and a statement as to the qualifications for service on our Board of Directors of the recommended person.  Any such recommendation should be submitted in the time frame for stockholder proposals which are to be included in proxy materials for the Annual Meeting to be held in 2009 under the caption “Stockholders’ Proposals and Nominations for Director for 2009 Annual Meeting” set forth elsewhere in this proxy statement.

A copy of the Nominating and Corporate Governance Committee’s charter is publicly available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance.”

Independent and Disinterested Directors

ARIAD Gene Therapeutics, Inc., or AGTI, is our 80%-owned subsidiary.  Minority stockholders of AGTI include Dr. Berger and Mr. LaMarche.  The independent and disinterested members of our Board of Directors (all of ARIAD’s Board members other than Dr. Berger and Mr. LaMarche) are evaluating a variety of potential strategic alternatives with respect to acquiring the 20% minority interest of AGTI that ARIAD does not own and, in connection therewith, meet from time to time.  These directors have engaged independent legal counsel and financial consultants to assist them in their evaluation.  Dr. Berger and Mr. LaMarche have also hired independent legal counsel and financial consultants to assist them in evaluating any proposal that may be proferred by the independent members of our Board of Directors for the acquisition of the minority interest in AGTI.  The evaluation of the independent members of our Board of Directors is ongoing, and there can be no assurance that ARIAD will, at any time, enter into a transaction with AGTI or its minority stockholders as a result of this evaluation, or as to the structure or terms of any such transaction were it to be consummated.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2007, Dr. Sobel and Messrs. Smith and Kishbauch served as members of our Compensation Committee.  In 2007, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.  There is no family relationship between or among the members of our Board of Directors or executive officers.

Director Compensation

The non-management members of our Board of Directors receive the following compensation for their services rendered to the Company:

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A one-time stock option award to purchase 25,000 shares of common stock when first elected to the Board.  These options vest one-third on each anniversary of the award date while the director remains in service with us.  The exercise price is the fair market value of our common stock on the date of grant.  This award has a term of ten years subject to earlier termination.

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A stock option award to purchase 20,000 shares of common stock upon re-election to the Board.  These options vest one-third on each anniversary of the award date while the director remains in service with us.  The exercise price is the fair market value of our common stock on the date of grant.  This award has a term of ten years subject to earlier termination.

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An annual award of 10,000 shares of restricted stock or 10,000 restricted stock units, as elected by each director in his or her discretion, in January of each year for service that year.  Directors may select future payment dates for the shares issued upon the settlement of restricted stock units, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  All restricted stock and restricted stock units are fully vested on the date of grant.

●	A stock option award to purchase 20,000 shares and 25,000 shares of common stock upon reaching ten and fifteen years, respectively, of service to the Company.

Except as described below with respect to services performed in connection with the AGTI evaluation, no other compensation, in the form of cash or otherwise, is paid to non-management directors other than reimbursement of their reasonable expenses incurred in attending Board and committee meetings.  Management directors do not receive any compensation for their service as directors.

On March 6, 2007, upon recommendation of the Compensation Committee, the Board, with Dr. Berger and Mr. LaMarche abstaining, revised its director compensation arrangements to provide additional compensation to the independent and disinterested directors of the Board for their service in connection with the evaluation of strategic alternatives with respect to acquiring the 20% minority interest of our subsidiary, AGTI, that ARIAD does not currently own.  Each independent and disinterested director received $25,000 in fees in 2007 pursuant to these arrangements.

Set forth below is information concerning the compensation paid to or earned by the directors during 2007.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Athanase Lavidas, Ph.D.	$ 25,000	$ 52,200	$ 32,575	$109,775
Peter J. Nelson	$ 25,000	$ 52,200	$ 44,759	$121,959
Jay R. LaMarche	-	$ 52,200	$ 80,820	$133,020
Sandford D. Smith	$ 25,000	$ 52,200	$ 80,820	$158,020
Elizabeth H. S. Wyatt	$ 25,000	$ 52,200	-	$ 77,200
Michael D. Kishbauch	$ 25,000	$ 52,200	$ 52,230	$129,430
Burton E. Sobel, M.D.	$ 25,000	$ 52,200	$125,510	$202,710
_______________

(1)
Amounts represent fees earned by the independent and disinterested directors of the Board for their service in connection with the evaluation of strategic alternatives with respect to acquiring the 20% minority interest of our subsidiary, AGTI, that ARIAD does not currently own.

(2)
On January 18, 2007, each non-management director was awarded either 10,000 shares of restricted stock or 10,000 restricted stock units with a grant date fair value per share of $5.22.  These awards were issued under the terms of existing stockholder-approved equity compensation plans.  The restricted stock units will convert into 10,000 shares of common stock at future dates selected by each director.  The amount included in the table represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment, or SFAS No. 123R.  At December 31, 2007, the following directors had the following number of restricted stock units that have yet to be converted into common stock: Mr. Smith – 20,000; Mr. Kishbauch – 10,000; Mr. LaMarche – 20,000; Dr. Sobel – 20,000; and Ms. Wyatt – 20,000.

(3)
On June 28, 2007, Dr. Lavidas and Mr. Nelson were each awarded 20,000 stock options, with a grant date fair value per share of $3.97, upon their re-election as members of the Board by the stockholders at our 2007 Annual Meeting. On April 16, 2007, Messrs. LaMarche and Smith and Dr. Sobel were each awarded 25,000 stock options, with a grant date fair value per share of $3.23, in recognition of fifteen years of service to the Company.  In general, the amount included in the table represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS No. 123R and thus includes amounts from awards granted in and prior to 2007. There can be no assurance that the SFAS No. 123R amounts will ever be realized.  As of December 31, 2007, each director had the following aggregate number of stock options outstanding: Dr. Lavidas – 45,000; Mr. Nelson – 45,000; Mr. LaMarche – 135,000; Mr. Smith – 95,500; Ms. Wyatt – none; Mr. Kishbauch – 45,000; and Dr. Sobel – 115,000.

Stockholder Communications with the Board of Directors

Stockholders wishing to submit written communications to the Board of Directors should send their communications to our Chief Legal Officer, Attention: Corporate Governance, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, MA 02139-4234.  All stockholder communications will be considered by the Nominating and Corporate Governance Committee.

Our Policy With Respect to Director Attendance at Our Annual Meetings

We encourage all incumbent directors, as well as all nominees for election as director, to attend our annual meetings of stockholders.  All of our incumbent directors who were directors as of our 2007 Annual Meeting of Stockholders, except Mr. Kishbauch, attended the meeting.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All related person transactions are reviewed and approved in advance by our Audit Committee or other independent body of our Board of Directors.  In general, a related person transaction is defined as any transaction (other than setting compensation) in which we or any subsidiary or affiliate is a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers, members of our Board of Directors, beneficial holders of more than 5% of our securities, immediate family members of any of the foregoing persons, and any other persons whom the Board determines may be considered to be related persons as defined by the rules and regulations of the SEC.

Our Audit Committee or its chairperson or other independent body of our Board, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of ARIAD and our stockholders, taking into account all available facts and circumstances as it determines in good faith to be necessary.  These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us and our stockholders; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally.  No member of our Audit Committee or our Board of Directors will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members or other business affiliates is the related person.

In reviewing and approving such transactions, our Audit Committee or other independent body of our Board will obtain, or will direct management to obtain on its behalf, all information that it believes to be relevant and important to its review of the transaction prior to approval.  Following receipt and review of the necessary information, a discussion will be held of the relevant factors deemed to be necessary prior to approval. If a discussion is not deemed to be necessary, approval may be given by unanimous written consent of our Audit Committee or other independent body of our Board.  This approval authority may also be delegated to the chairperson of our Audit Committee in some circumstances.  No related person transaction shall be entered into prior to completing these procedures.

Our policies as described above are included in the Audit Committee Charter as approved by our Audit Committee and our Board of Directors.  As required under SEC rules, transactions that involve an amount in excess of $120,000 in which ARIAD is a participant and a related person is determined to have a direct or indirect material interest are disclosed in our proxy statement.

Our majority-owned subsidiary, AGTI, holds licenses from Harvard University, Stanford University and other universities relating to our ARGENT cell-signaling regulation technology and owns the intellectual property on our mTOR inhibitors derived from our ARGENT programs, including deforolimus.  Minority stockholders of AGTI, including Harvard University, Stanford University, several of our scientific advisors, and several current and former members of our management and Board of Directors, collectively own 20% of the issued and outstanding common stock of AGTI.  We own the remaining 80% of the issued and outstanding common stock of AGTI.  Three members of our management team and/or Board of Directors own approximately 5.4% of the outstanding common stock of AGTI.  Harvey J. Berger, M.D. owns 3.2%; John D. Iuliucci, Ph.D. owns 0.6%; and Jay R. LaMarche owns 1.6%.  In addition, David L. Berstein, our former Senior Vice President, Chief Patent Counsel, owns 0.3% of the outstanding common stock of AGTI.  ARIAD has a right of first refusal on the sale to third parties of approximately 75% of the minority stockholders’ AGTI shares.  AGTI does not have a call option or a right to require the minority stockholders to sell their shares to ARIAD.  Two of our directors, Harvey J. Berger, M.D., our Chairman, and Jay R. LaMarche, are the sole directors of AGTI.  As part of the formation of AGTI, we entered into an agreement with AGTI to provide for the operations of AGTI, which was amended in March 2002.  As of December 31, 2007, we have accrued an intercompany receivable of approximately $129 million, representing the net funds we have advanced to AGTI for costs associated with AGTI’s research and development programs.

In June 2007, we entered into an agreement with Harvey J. Berger, M.D. and Jay R. LaMarche in their individual capacities as shareholders of AGTI. The agreement contains provisions regarding (i) confidentiality of material non-public information provided to them and their advisors in the course of evaluation of any potential transaction to acquire the 20% interest in AGTI that ARIAD does not currently own, (ii) reimbursement by us of certain reasonable expenses incurred by them to retain financial advisors and legal counsel to advise them in connection with any potential transaction, (iii) indemnification of them by us for claims arising out of or relating to any potential transaction and (iv) the maintenance by us of liability insurance for their benefit.  For the year ended December 31, 2007, we reimbursed $290,000 in expenses pursuant to this agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 21, 2008, certain information with respect to (i) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation” (referred to below as our named executive officers), and (iv) all directors and executive officers as a group.  In accordance with the rules promulgated by the SEC, such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days of April 21, 2008, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option.  Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the common stock shown as beneficially owned.  Percentage ownership is based on 69,446,170 shares of common stock outstanding as of April 21, 2008.

Name and Address**	Number and Nature of Shares Beneficially Owned***		Percent of Class

BVF Partners, LP 900 North Michigan Avenue Suite 1100 Chicago, IL 60611	3,590,948	(1)	5.2%
Harvey J. Berger, M.D.	1,363,043	(2)	2.0%
Laurie A. Allen, Esq.	339,841	(3)	*
Timothy P. Clackson, Ph.D.	392,329	(4)
Edward M. Fitzgerald	225,500	(5)	*
John D. Iuliucci, Ph.D.	471,814	(6)	*
Michael D. Kishbauch	78,333	(7)	*
Jay R. LaMarche	486,029	(8)	*
Athanase Lavidas, Ph.D.	75,000	(9)	*
Peter J. Nelson	67,400	(10)	*
Sandford D. Smith	256,705	(11)	*
Burton E. Sobel, M.D.	138,333	(12)	*
Elizabeth H.S. Wyatt	91,000	(13)	*
All directors and executive officers as a group (14 persons)	4,042,827	(14)	5.4%

*	Indicates less than one percent of the outstanding shares of common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
***
Attached to each share of common stock is a preferred share purchase right to acquire a number of shares of common stock having a market value at that time of twice the right’s exercise price, which rights are not presently exercisable.

(1)
This information is based solely on information contained in a Schedule 13G that was filed with the SEC on February 20, 2008 by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investements, L.L.C., Investment 10, L.L.C., BVF Partners, L.P. and BVF Inc., according to which Biotechnology Value Fund, L.P  shares voting and dispositive power with respect to 820,948 shares of common stock, Biotechnology Value Fund II, L.P  shares voting and dispositive power with respect to 561,000 shares, BVF Investments, L.L.C. shares voting and dispositive power with respect to 1,966,000 shares, Investment 10, L.L.C. shares voting and dispositive power with respect to 243,000 shares, BVF Partner L.P. shares voting and dispositive power with respect to 3,590,948 shares and BVF Inc. shares voting and dispositive power with respect to 3,590,948 shares.

(2)
Includes 405,528 shares issuable upon exercise of stock options.  Includes 107,927 shares of common stock held by the 2004 Edith Berger Revocable Trust, of which Harvey J. Berger, M.D. is trustee and has the right to vote and dispose of the shares, and 5,382 shares owned by Dr. Berger’s spouse and daughter.  Dr. Berger disclaims beneficial ownership of the shares held by the 2004 Edith Berger Revocable Trust.

(3)	Includes 337,500 shares issuable upon exercise of stock options.
(4)	Includes 315,500 shares issuable upon exercise of stock options.
(5)	Consists of 225,500 shares issuable upon exercise of stock options.
(6)	Includes 410,500 shares issuable upon exercise of stock options.
(7)	Includes 38,333 shares issuable upon exercise of stock options and 10,000 shares issuable on January 18, 2011 pursuant to the terms of restricted stock units.
(8)	Includes 85,000 shares issuable upon exercise of stock options and 6,696 shares held by Mr. LaMarche’s spouse.
(9)	Includes 25,000 shares issuable upon exercise of stock options.
(10)	Includes 25,000 shares issuable upon exercise of stock options.
(11)
Includes 95,500 shares issuable upon exercise of stock options and 10,000 shares issuable on each of January 17, 2009, January 18, 2010 and January 18, 2011 pursuant to the terms of restricted stock units.

(12)	Includes 108,333 shares issuable upon exercise of stock options and 20,000 shares issuable on January 18, 2009 pursuant to the terms of restricted stock units.
(13)	Includes 10,000 shares issuable on each of January 17, 2010, January 18, 2011 and January 18, 2013 pursuant to the terms of restricted stock units.
(14)	See notes 2 through 13 above. Also includes 57,500 shares issuable upon the exercise of stock options held by executive officers not listed in the table above.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position

Harvey J. Berger, M.D.	57	Chairman of the Board of Directors, Chief Executive Officer and President
Laurie A. Allen, Esq.	47	Senior Vice President, Chief Legal Officer and Secretary
Timothy P. Clackson, Ph.D.	42	Senior Vice President, Chief Scientific Officer
Pierre F. Dodion, M.D.	53	Senior Vice President, Chief Medical Officer
Edward M. Fitzgerald	53	Senior Vice President, Chief Financial Officer and Treasurer
John D. Iuliucci, Ph.D.	65	Senior Vice President, Chief Development Officer
Richard W. Pascoe	44	Senior Vice President, Chief Operating Officer

For biographical information on Dr. Berger, see “Board of Directors” above in this proxy statement.

Laurie A. Allen, Esq. has served as our Senior Vice President and Chief Legal Officer since March 2002 and as our Secretary since January 1999.  Previously, from January 1999 to December 1999, she served as our Senior Vice President, Corporate Development and Legal Affairs and General Counsel.  From January 2000 to March 2002, Ms. Allen was Senior Vice President, Business Development and Legal Affairs at Alexandria Real Estate Equities, Inc., a real estate investment trust.  Previously, she was a partner with the law firm of Brobeck, Phleger & Harrison, LLP from January 1996 to December 1998.  She also was an associate with Brobeck, Phleger & Harrison, LLP from February 1991 to December 1995.  Ms. Allen received her A.B. degree in History from the University of California, Los Angeles, her L.L.M. degree in taxation from New York University and her J.D. degree from Emory University School of Law.

Timothy P. Clackson, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since September 2003.  Previously, he served as our Senior Vice President, Science and Technology from June 2002 to September 2003, as our Vice President, Gene Therapy and Genomics from June 2000 to June 2002, as our Director, Gene Therapy from August 1999 to June 2000 and as our Department Head, Gene Therapy Biology from March 1999 to August 1999.  Prior to joining us in December 1994, Dr. Clackson was a postdoctoral fellow at Genentech, Inc., a biotechnology company from 1991 to 1994, where he studied the molecular basis for human growth hormone function.  Dr. Clackson received his B.A. degree in Biochemistry from the University of Oxford.  Dr. Clackson received his Ph.D. degree in Biology from the University of Cambridge, for research conducted at the MRC Laboratory of Molecular Biology into antibody engineering and the development of phage display technology.

Pierre F. Dodion, M.D.  has served as our Senior Vice President, Chief Medical Officer since April 2008. Previously, he served as our Senior Vice President, Oncology since June 2007.  From 2006 to 2007, Dr. Dodion served as Executive Director, Oncology at Pfizer Inc.  From 2002 to 2006, he held senior positions at Novartis in the Oncology Business Unit, most recently as Executive Director, Global Strategy and Global Marketing.  From 1997 to 2002, Dr. Dodion served as Medical Director and later as Senior Medical Director at Aventis.  Prior to Aventis, he held medical and scientific positions at UCB S.A. and Roche Pharmaceuticals.  Previously he held positions at Institut Jules Bordet at the Free University of Brussels and the National Cancer Institute. Dr. Dodion received his M.D. from the Free University of Brussels in Belgium and his M.B.A. degree from St Joseph University in Philadelphia, Pennsylvania.

Edward M. Fitzgerald has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2002.  From 1998 to April 2002, he served as Senior Vice President, Chief Financial Officer and Secretary at AltaRex Corp., a biotechnology company.  From 1992 to 1997, Mr. Fitzgerald held various management positions at BankBoston Corp., a financial services and commercial banking company.  From 1989 to 1992, he was a partner at Arthur Andersen & Co. in the audit and business advisory practice.  Previously, from 1978 to 1988, he also was at Arthur Andersen & Co.  Mr. Fitzgerald received his B.S. degree in accounting and M.B.A. degree in finance from Babson College.

John D. Iuliucci, Ph.D. has served as our Senior Vice President and Chief Development Officer since September 2003.  Previously, he served as our Senior Vice President, Drug Development from January 1999 to September 2003, as our Vice President, Drug Development from October 1996 to December 1998 and as our Vice President, Preclinical Development from June 1992 to September 1996.  Prior to joining us, Dr. Iuliucci was Director of Preclinical Pharmacology and Toxicology at Centocor, Inc., a biotechnology company, from 1984 to 1992.  From 1975 to 1984, Dr. Iuliucci headed the Drug Safety Evaluation Department at Adria Laboratories, a pharmaceutical company.  He was a Senior Toxicologist at the Warner-Lambert Pharmaceutical Research Institute from 1972 to 1975.  Dr. Iuliucci received his B.S. degree in Pharmacy and M.S. and Ph.D. degrees in Pharmacology from Temple University.

Richard W. Pascoe has served as our Senior Vice President and Chief Operating Officer since February 2008.  Previously, he served as our Senior Vice President and Chief Commercial Officer since June 2007 and, prior to that, was our Vice President and Chief Commercial Officer since November 2005.  From May 2000 to October 2005, Mr. Pascoe held various senior sales and marketing positions at King Pharmaceuticals, Inc., most recently as Senior Vice President, Marketing.  From 1999 to 2000, he served as Director of Marketing at Medco Research, Inc., which was acquired by King Pharmaceuticals.  Previously, from 1997 to 1999, Mr. Pascoe was Southern Region Manager at Cor Therapeutics, Inc.  Prior to Cor, he held various positions in the commercial groups at B. Braun Interventional and The BOC Group.  Mr. Pascoe also served as a Commissioned Officer with the U.S. Army 24th Infantry Division, including being advisor to the Brigade Commander during Operation Desert Storm.  Mr. Pascoe received his B.S. degree in Leadership Studies from the United States Military Academy at West Point, NY.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers, including the executive officers identified in the Summary Compensation Table whom we refer to as our named executive officers in this proxy statement.

Objectives of Our Compensation Programs

The primary objectives of our compensation and benefits programs for our executive officers are:

●
To enable us to attract, retain and motivate the best available talent to lead ARIAD by providing competitive compensation opportunities.  We target our salary, bonus and long-term incentives to be positioned between the 50th and 75th percentiles relative to our defined market benchmarks, consistent with our performance. For certain key contributors and outstanding performers, we may target compensation above this level consistent with their contribution and performance.  We believe this approach helps us to attract, retain and motivate highly talented individuals in an extremely competitive environment.

●
To focus our executive officers on achieving key business objectives by providing the opportunity to earn annual performance awards that place a substantial portion of total annual compensation at risk depending upon corporate and individual performance.  We believe that our executive leadership team’s compensation should clearly reflect and be linked to the performance of the Company and each executive’s contribution to our success.

●
To align the interests of our executive officers with those of our stockholders through the use of equity compensation.  We grant equity awards to our executive officers that make up a significant portion of their total compensation.  We believe that a significant weighting of long-term equity compensation in their total compensation package creates alignment with ARIAD’s owners.

More generally, we believe that our total compensation program should meet the following additional key objectives:

●
To maintain flexibility to respond to changes at ARIAD and in our industry and related employment markets.  We continually refine our compensation objectives and practices as we evolve towards a commercially focused biopharmaceutical organization.  Since our founding, we have strived to improve compensation practices and adjust our practices to reflect our stage of development and evolving practices within our industry, and we will continue to do so.

●
To provide compensation opportunities across the Company that are fundamentally fair and that recognize the contributions of all our employees.  We will maintain compensation programs that are competitive, recognize our employee contributions at all organizational levels and focus the entire Company on advancing our product candidates through development to the patients who need them.

Elements of Total Direct Compensation

We provide three basic forms of direct compensation to our executive officers: base salary, annual performance awards and long-term incentive awards.

Base Salary - Base salary is intended to provide all ARIAD employees with a fair and competitive base level of compensation that reflects their job function, organizational level, experience and tenure, competitive salary levels and sustained performance over time.  Executive officer base salary levels are set using these same criteria.

Annual Performance Awards - Annual performance awards are intended to reward our executive officers for achievement of corporate, departmental and team objectives, as well as individual performance goals.   Performance awards to our Chief Executive Officer have been made in the form of restricted stock as the Compensation Committee believes this better aligns his interests with those of our stockholders.  Performance awards to our other executive officers are deferred under our 2005 Executive Compensation Plan.  These awards vest in four equal installments beginning on the first anniversary of the date of the award and are payable in equal installments on the fourth and fifth anniversary of the grant date, subject to later payment at the executive’s election.  This plan design allows us to conserve capital to fund our priority research and development programs and support the retention of our executive officers.  The value of amounts deferred under this plan is increased or decreased over the vesting and payment periods based upon the actual total return of specified mutual funds.  The plan is unfunded and is intended to comply with tax laws governing the income taxation of deferred compensation (Section 409A).

Long-Term Incentive Awards – Long-term incentive awards are also intended to reward our executive officers for achievement of corporate, departmental and team objectives, as well as individual performance goals.   In addition, such awards are intended to align the interests of our executive officers with those of our stockholders, promote progress toward achieving our long-term strategy and assist in their long-term retention.  As such, long-term incentive awards for our executive officers are made in the form of stock options, restricted stock or restricted stock units with vesting schedules over multiple years.

Elements of Indirect Compensation

Benefits

We provide our executive officers with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, 401(k) plan with company match, and an employee stock purchase plan.  In addition, we also provide executive officers with supplemental long-term disability insurance and long-term care insurance.

Perquisites

We offer tax return preparation services to our executive officers to assist them in complying with their tax reporting obligations.  Our executive officers also receive an auto allowance in accordance with their employment agreements.  These are the only perquisites we provide to our executive officers.  Perquisites represents less than 2% of each named executive officer’s total compensation in the Summary Compensation Table on page 25 of this proxy statement.

Our Equity Compensation Program

All of our employees, including our executive officers, are eligible to participate in our equity compensation plans, which provide for the award of stock options, restricted stock and restricted stock units. Our equity compensation program is intended to:

●	Reward our employees for performance based on achievement of objectives;
●	Directly align the long-term interests of our employees with those of our stockholders by providing a meaningful ownership stake in ARIAD;
●	Promote progress toward achieving our long-term strategy and operating plan; and
●	Assist in the retention of employees by vesting the awards over multiple years.

For our executive officers in particular, we believe our equity compensation program is important in building an identity of interests with our stockholders and promoting a long-term performance perspective.  Significant value accrues to such awards only as the market value of our common stock appreciates.  In addition, such awards typically have vesting schedules over time or other restrictions that require the executive officer to remain employed by us in order to realize value from such awards.  We believe our equity compensation program has a significant relationship to the performance of our executive officers and the Company.

Administration of our Equity Compensation Program

Grants of stock options, restricted stock, restricted stock units or other similar awards, including those made to our directors and executive officers, are made pursuant to stockholder approved plans.  All grants of awards under these plans are approved by our Compensation Committee.  All stock options are granted with an exercise price equal to the closing price of our common stock as quoted on The NASDAQ Stock Market on the date of grant.  Our Compensation Committee also approves the other terms of the grants, including the vesting period, restrictions and term of the awards.

Grants of stock options to new employees, including executive officers, are generally approved and made at the first scheduled meeting of our Compensation Committee after such employees begin employment.  Annual grants are generally approved and made in the first quarter of the fiscal year.

Process for Determining Executive Compensation

As described on page 6 of this proxy statement and in its charter, the Compensation Committee is responsible for, among other duties, establishing compensation levels for our Chief Executive Officer and reviewing his performance, and reviewing and approving compensation levels recommended by Dr. Berger for our other executive officers and reviewing their performance.  While our Compensation Committee has ultimate authority and responsibility for approving all executive officer compensation, Dr. Berger plays an important role in such decisions (except with respect to his compensation).

At the beginning of each year, the executive leadership team establishes corporate objectives, as well as individual and departmental objectives in support of such corporate objectives, which are reviewed and discussed with the Compensation Committee and the Board of Directors.  Such objectives form the basis for our annual operating plan which is approved by the Board of Directors.  The status of our corporate objectives, as well as our performance relative to our operating plan, are reviewed and discussed with the Board of Directors on a regular basis throughout the year.

At the end of each year, each of the executive officers provides a self-assessment of his or her performance relative to the established corporate, individual and departmental objectives.  The Chief Executive Officer reviews and evaluates such assessments and completes an overall assessment of performance for each officer relative to the these objectives for the year.  These assessments are reviewed and discussed by the Compensation Committee.  The Compensation Committee uses this information as part of its comprehensive review and assessment of the performance of the Chief Executive Officer.  This assessment forms the basis for the Compensation Committee’s determination of the annual adjustment to the Chief Executive Officer’s base salary, as well as the amount of his or her annual performance award and long-term incentive award, if any.  Such determinations are made by the Compensation Committee and are subject to approval by the Board of Directors.

Based on the Compensation Committee’s assessment of overall corporate performance, the Committee determines, with input from the Chief Executive Officer, the components of total compensation available for the other executive officers (other than the Chief Executive Officer) as follows:

●	the average percent increase in base salary,
●	the average annual performance awards as a percent of base salary, and
●	the overall pool available for equity-based long-term incentive awards.

Once such parameters are determined, the Chief Executive Officer then formulates recommendations for adjustments to base salary and the amount of the annual performance and long-term incentive awards for each executive officer based on the Compensation Committee’s overall assessment of the Company’s performance and the assessment of the performance of each officer.  The Chief Executive Officer reviews and discusses such recommendations with the Compensation Committee.   The Compensation Committee may propose modifications to these recommendations.  Once agreement is reached, the Compensation Committee approves the annual base salary and other awards for each executive officer.

In making determinations and approving actions regarding the compensation of our executive officers, the Compensation Committee considers the factors discussed below for each executive officer.  Such determinations and actions are based on the Committee’s discretionary assessment of all factors, and no specific weightings or formulas are used.

Factors Considered in the Determination of Executive Compensation

In making decisions regarding the compensation of our executive officers, the Compensation Committee considers the following:

Company Performance – As noted above, our compensation program is designed to motivate our executive officers to achieve our objectives.  These objectives include key research, clinical development, business development and financial objectives.  For 2007, these key corporate objectives included:

●	Securing a partnership with a major pharmaceutical company for the remaining development and commercialization of our lead product candidate, deforolimus;
●	Initiating enrollment in our initial Phase 3 clinical trial of deforolimus in patients with metastatic soft-tissue and bone sarcomas;
●	Designing and implementing, in conjunction with our partner, an expanded global development plan for deforolimus;
●	Filing an investigational new drug application with the U.S. Food and Drug Administration for our second product candidate, AP24534;
●	Advancing potential new drug candidates through our discovery research process; and
●	Managing our financial resources consistent with our operating plan and budget.

The achievement of these objectives in 2007 formed the basis for recommendations and decisions regarding the compensation of our executive officers.

Individual Performance –The Compensation Committee also considers the following general criteria in evaluating individual performance, not all of which are applicable to all executive officers:

●	The individual’s role in the research, development, acquisition and/or licensing of product candidates and technologies;
●	The individual’s contribution to the achievement of key research, development and business milestones;
●	The individual’s contribution to the management team and development and application of leadership skills to drive the future performance of the Company;
●	The individual’s ability to recruit, hire, manage and motivate staff in support of the achievement of our objectives;
●
The individual’s contribution to the achievement of key financial objectives of the Company including the management of financial budgets and forecasts and, as appropriate, involvement in investor relations and corporate funding initiatives; and

●	The individual’s management of regulatory compliance requirements related to his or her responsibilities.

Market Benchmarks – We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as by other development stage life science companies, both within and outside our geographic area.  We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain and motivate a talented executive team.  Accordingly, each year we review the total levels of cash and equity compensation for the named executive officers of our peer group relative to the elements of compensation paid to our executive officers.

In considering how these data relate to our existing compensation structure, we take into account our Company’s size, stage of development, performance and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executive officers versus those of comparable executives at such peer group companies.  We believe we must offer a compensation package to our executive officers that is competitive with our peer group and aligned with our current stage of development and our annual and longer term performance.  We believe that our total target compensation levels should be positioned within approximately the 50th to 75th percentiles of our peer groups based on performance and contribution to our strategic objectives over time.

For 2007 and 2008, with the assistance of our consultants, W.T. Haigh & Company, we used two primary market frames of reference against which to compare our executive total compensation practices and levels, as follows:

●	Select Peer Group – 30 national biotechnology companies at a similar stage of development as ARIAD with similar headcount, market capitalization and in most cases, similar therapeutic targets, and

●
Radford Biotechnology Executive Compensation Report by Aon Consulting – A national survey of executive compensation levels and practices that covers approximately 60 positions in over 500 organizations.

For the most recent compensation review conducted by W.T. Haigh & Company in December of 2007, the peer group consisted of the following companies:

Acorda Therapeutics, Inc.	InterMune, Inc.
Alexion Pharmaceuticals, Inc.	Isis Pharmaceticals, Inc.
Arena Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.
Arqule, Inc.	Kosan Biosciences Incorporated
Array BioPharma Inc.	Maxygen, Inc.
Cell Genesys, Inc.	Neurogen Corporation
CV Therapeutics, Inc.	Progenics Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.
Dendreon Corporation	Sangamo Biosciences, Inc.
Dyax Corp.	Seattle Genetics, Inc.
Exelixis, Inc.	SuperGen, Inc.
Geron Corporation	Telik, Inc.
ImmunoGen, Inc.	Tercica, Inc.
Incyte Corporation	Vical Incorporated
Indevus Pharmaceuticals, Inc.	ZymoGenetics, Inc.

We do not apply a specific weighting to either data source when making compensation comparisons, but we use both sources to develop a composite competitive market level including in some cases, additional local and/or national market frames of reference.

Compensation Actions

The following sections describe the actions taken by our Compensation Committee and Board of Directors related to compensation for our executive officers for 2007.

Base Salary

On an annual basis, our executives are eligible for a salary increase.  The amount of this increase, if any, is based primarily on market benchmark data, the performance of the management team toward the achievement of key corporate objectives and internal pay equity, as well as demonstrated levels of core job competency and effectiveness in performing key job requirements.  Increases are considered within the context of our overall budget parameters before more specific individual and market competitive factors are considered.  We do not apply specific formulas for individual actions.

Adjustments to base salary levels typically become effective as of January 1 each year.  Effective January 1, 2007, the Compensation Committee approved average base salary increases of approximately 6% for the named executive officers in this proxy statement.  Effective January 1, 2008, the Compensation Committee approved average base salary increases of approximately 5% for our named executive officers.  These adjustments reflect assessments of the factors outlined above.  The base salary earned by each of our named executive officers in the years ended December 31, 2006 and 2007 are shown in the Summary Compensation Table on page 26 of this proxy statement.

Annual Performance and Long-term Incentive Awards

Annual performance and long-term incentive awards for our executive officers are based on achieving corporate, departmental and team objectives, as well as individual performance goals.  With respect to awards for the year ended December 31, 2007, the Compensation Committee considered the following key factors relative to our objectives for the year:

●	Execution of a partnership with Merck & Co., Inc. (“Merck”) for the remaining development and worldwide commercialization of our lead product candidate, deforolimus;
●	Initiation of enrollment in our initial Phase 3 clinical trial of deforolimus in patients with metastatic soft-tissue and bone sarcomas;
●	The design and implementation of an expanded global development plan for deforolimus with Merck;
●	The filing of an investigational new drug application with the U.S. Food and Drug Administration for our second product candidate, AP24534; and
●	Management of our financial resources consistent with our operating plan and budget.

The Compensation Committee also took into account the leadership and contributions of individual executive officers in achieving these objectives.  In addition, the Compensation Committee considered the performance of our stock price for the year in the context of stock price performance in our industry sector, in particular in the assessment of the performance of our Chief Executive Officer.  No specific weight was given to any of these factors in determining annual performance or long-term incentive awards for any of our executive officers.

The amounts awarded also reflect our analysis of market benchmark data.  Consistent with such analysis, we target average performance awards each year of 50% of annual base salary for the Chief Executive Officer and 30% of annual base salary for all other executive officers, as provided in their employment agreements, depending on performance.  We also target equity-based long-term incentive awards based on the market benchmarks again taking into consideration the performance of the Company and each executive officer relative to objectives.

Performance Awards

In assessing the performance of Dr. Berger for 2007, the Compensation Committee took into account the achievement of our key corporate objectives in 2007 as detailed above and the impact of the leadership of Dr. Berger on our performance.  Based on its assessment of Dr. Berger’s performance for 2007, in April 2008, the Compensation Committee awarded 82,500 shares of restricted stock to Dr. Berger, with a grant date fair value of $291,225, equal to approximately 51% of his base salary for 2007.  This restricted stock award was made, in lieu of deferred performance awards made to our other executive officers, to better align Dr. Berger’s interests with those of our stockholders.

In March 2007, the Compensation Committee awarded 64,000 shares of common stock to Dr. Berger, with a grant date fair value of $296,960.  This performance award was in respect of performance for the eighteen-month period from July 1, 2005 to December 31, 2006 and represents on an annualized basis approximately 36% of his base salary in 2006.  This award reflected the Compensation Committee’s assessment of the achievement of key corporate objectives during this performance period.  This award is shown in the “Stock Award” column in the Summary Compensation Table on page 25 of this proxy statement.

Based on its assessment of 2007 performance as noted above, in April 2008, our Compensation Committee  granted performance awards to the other named executive officers (other than Dr. Berger) totaling $364,000.  These awards were deferred under our 2005 Executive Compensation Plan and are shown in the “Bonus” column in the Summary Compensation Table on page 25 of this proxy statement.  In determining the aggregate amount available for performance awards for 2007, our Compensation Committee established a pool equal to approximately 30% of annual base salary for our executive officers (other than Dr. Berger).  Individual allocations from the pool for these officers were primarily based on an assessment of each individual’s performance relative to the key corporate objectives as well as the individual and department objectives established for each officer.

Long-Term Incentive Awards

Long-term incentive awards to our executive officers are made in the form of stock options or shares of restricted stock or restricted stock units.  The annual awards are based on the assessment of annual performance of the executive officers as discussed above.  In March 2007, the Compensation Committee awarded 240,000 stock options to Dr. Berger, with a grant date fair value of $801,600.  In April 2007, the Compensation Committee awarded a total of 395,000 stock options to our other named executive officers with an aggregate grant date fair value of $1,295,785.  All of these stock option awards vest 25% per year over four years.  These awards were made in respect of performance for the eighteen-month period from July 1, 2005 to December 31, 2006.  These awards reflected the Compensation Committee’s assessment of the achievement of key corporate objectives during this performance period.  These awards are shown in the Grants of Plan-Based Awards table on page 27 of this proxy statement.

Based on its assessment of 2007 performance, in April 2008, the Compensation Committee granted 104,000 restricted stock units to Dr. Berger, with a grant date fair value of $367,120.  A total of 154,000 restricted stock units was allocated and awarded to our other named executive officers (other than Dr. Berger), with an aggregate grant date fair value of $543,620.  Each restricted stock unit entitles the holder to one share of our common stock, subject to their continued employment, upon vesting.  All of these restricted stock units will vest 100% after three years.

Prior to the grants made in 2008, all of our long-term incentive awards to our officers were made in the form of stock options.  The Compensation Committee approved the use of restricted stock units in 2008 to:

●	Prudently utilize our pool of shares available under shareholder-approved plans and minimize dilution, and
●	Increase the retentive value of our long-term incentive awards in a volatile market through the inherent embedded value associated with a restricted stock unit.

Mix of Direct Compensation Components

As our executive officers have increasing responsibility for and impact on our results, we place greater emphasis on variable, performance-based compensation and longer term compensation vehicles in the form of equity awards and deferred performance awards.

We do not have specific policies nor do we use formulas to determine a mix of total compensation.  Total compensation for our executive officers may vary significantly from year to year based on our progress towards achievement of corporate, departmental and team objectives, as well as individual performance goals.  Further, the value of equity-based awards made to our executive officers will vary based on our stock price performance.  In practice, awards of performance bonuses and equity-based compensation generally vest over multiple years and make up over 50% of the total direct compensation on average for our executive officers.  For Dr. Berger, the portion of such compensation averaged approximately 65% per year over the period from 2003 to 2007.

Total Direct Compensation Summary

We believe the total direct compensation paid to our executive officers supports our compensation philosophy and objectives, is positioned at appropriate levels relative to our stage of development and our peer companies and provides our executive officers with a competitive total compensation opportunity.

Employment Agreements

We have entered into employment agreements with our named executive officers.  Each of these agreements provides for certain payments and other benefits if the executive’s employment terminates under certain circumstances, including in connection with a “change in control.”   See “Executive Compensation - Narrative to Summary Compensation Table” for a description of the agreement terms impacting current compensation and “Executive Compensation - Potential Payments upon Termination or Change in Control” for a description of applicable severance and change in control benefits.

Our Compensation Committee believes that these change in control and severance arrangements are an important part of the overall compensation program for our named executive officers.  Change in control provisions help to secure the continued employment and dedication of our executive officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control and to promote a continuity of management during a corporate transaction.   Severance arrangements are used as consideration to secure commitments from our executive officers not to compete with us for one year after certain employment termination.  Our Compensation Committee periodically reviews the principal terms of our employment agreements with our named executive officers in light of our needs and evolving market conditions.  Our Compensation Committee does not consider the other potential benefits payable under the employment agreements when adjusting salary, making performance awards or granting equity compensation to our executive officers.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of ARIAD Pharmaceuticals,  Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted,

Burton E. Sobel, M.D., Chairperson Michael D. Kishbauch Sandford D. Smith

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2006 and 2007

The following table sets forth the compensation paid to or accrued on behalf of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to collectively as our named executive officers, during the fiscal years ended December 31, 2006 and 2007.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Harvey J. Berger, M.D. Chairman, Chief Executive Officer, and President	2007 2006	$576,000 544,000	$ -- --	$296,960 223,015	$552,427 366,223	$37,288 35,334	$1,462,674 1,168, 572

Edward M. Fitzgerald Senior Vice President, Chief Financial Officer and Treasurer	2007 2006	329,000 309,000	115,000 176,000	-- --	173,056 153,647	24,463 21,502	641,519 660,149

Laurie A. Allen, Esq. Senior Vice President, Chief Legal Officer and Secretary	2007 2006	329,000 309,000	50,000 167,000	-- --	173,056 129,051	21,294 21,530	573,350 626,621

Timothy P. Clackson, Ph.D. Senior Vice President and Chief Scientific Officer	2007 2006	333,000 309,000	117,000 185,000	-- --	200,867 180,938	25,200 22,337	676,067 697,275

John D. Iuliucci, Ph.D. Senior Vice President and Chief Development Officer	2007 2006	329,000 309,000	82,000 167,000	-- --	272,381 168,642	30,657 28,582	714,038 673,224

(1)
The amounts included under “Bonus” reflect deferred performance awards under our 2005 Executive Compensation Plan granted in April 2008 in respect of performance for the year ended December 31, 2007 and in April 2007 in respect of performance for the period from July 1, 2005 to December 31, 2006.  These awards vest 25% on each anniversary of the award date, subject to the executive remaining employed on such date, and will be payable in equal installments on the fourth and fifth anniversary of the grant date, subject to later payment at the executive’s election.  See Non-qualified Deferred Compensation in 2007 on page 30 for more details.

(2)
The amounts included under “Stock Awards” and “Option Awards” generally reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with SFAS No. 123R, for awards granted in and prior to each respective year.  Assumptions used in the calculation of these amounts are set forth in Note 10 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(3)
Amounts included under “All Other Compensation” consist of matching contributions to our 401(k) retirement savings plan ($6,750 for each of Dr. Berger, Dr. Clackson, Mr. Fitzgerald, Ms. Allen, and Dr. Iuliucci) and other compensation ($30,538 for Dr. Berger, $17,713 for Mr. Fitzgerald, $14,544 for Ms. Allen, $18,450 for Dr. Clackson and $23,907 for Dr. Iuliucci) consisting of the cost of supplemental long-term disability and long-term care insurances, an annual auto allowance, and tax preparation services for Dr. Berger, Dr. Clackson and Dr. Iuliucci.

Narrative to Summary Compensation Table

Employment agreements with our named executive officers provide for base salary, annual bonus opportunities, participation in our benefit plans, the opportunity to receive equity awards, and post-termination benefits and obligations.

Dr. Berger’s employment agreement has a term that expires on December 31, 2011, subject thereafter to automatic renewal for successive three-year terms absent notice to the contrary by either party.  The employment agreements with our other named executive officers provide for terms expiring on December 31, 2010, subject thereafter to automatic renewal for successive one-year terms absent notice to the contrary by either party.

Each employment agreement specifies a minimum level of base salary for the executive, but gives our Compensation Committee authority to increase the executive’s base salary from time to time.  In the case of Dr. Berger, his employment agreement provides for base salary to increase by ten percent annually during the term, although he has waived this increase in 2006 and 2007.

Dr. Berger’s employment agreement provides that we shall pay him a cash bonus of up to fifty percent of his current salary, as determined by our Board of Directors.  The employment agreements for the other named executive officers provide for discretionary bonuses of up to thirty percent of salary, payable in the form of stock options, stock awards, deferred compensation or cash, as determined by our Board of Directors.

The employment agreements also provide that each executive is entitled to, among other things, participation in any incentive, stock award or bonus plan,  pension, group insurance and fringe benefits on the same basis as executives at a comparable level; group health, disability and life insurance; four weeks paid vacation; an auto allowance of $750 per month and standard tax preparation and planning services; one three-month period of fully paid leave after each six years of continuous employment, under our executive sabbatical policy; reimbursement of business expenses;  and indemnification and directors’ and officers’ insurance coverage.  In addition, Dr. Berger’s employment agreement provides him with medical malpractice insurance with coverage reasonably satisfactory to Dr. Berger and legal costs to enforce the employment agreement on an as-incurred basis subject to repayment if we prevail.

The employment agreements also provide for severance payments upon termination of employment as a result of termination by us without cause, termination by the executive for good reason, non-renewal or termination in connection with a change in control.  See “Executive Compensation – Potential Payments Upon Termination or Change in Control” for a description of these provisions in the employment agreements.

Grants of Plan-Based Awards in 2007

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that were made during the year ended December 31, 2007 to each of the named executive officers:

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/share) (3)	Grant Date Fair Value of Stock and Option Awards (4)
Harvey J. Berger, M.D.	3/6/2007	64,000	--	--	$296,960
	3/6/2007		240,000	$4.64	$801,600
	4/16/2007		25,000	$4.49	$80,820

Edward M. Fitzgerald	4/16/2007		100,000	$4.49	$323,280

Laurie A. Allen, Esq.	4/16/2007		100,000	$4.49	$323,280

Timothy P. Clackson, Ph.D.	4/16/2007		100,000	$4.49	$323,280

John D. Iuliucci, Ph.D.	4/16/2007		95,000	$4.49	$307,116
	4/16/2007		25,000	$4.49	$80,820

(1)	No consideration was paid by Dr. Berger for this award. This award was fully vested upon grant.
(2)
Options vest 25% per year over the four year period following the date of grant, except for the grant of options for 25,000 shares to Dr. Berger and Dr. Iuliucci which were granted pursuant to our program to grant options to employees and directors upon reaching ten or fifteen years of service with ARIAD.  These options are fully vested upon grant and have a term of ten years.

(3)
Our 2006 Long-Term Incentive Plan provides that the exercise price of stock options shall be determined by using the fair market value of our common stock, which is defined as the closing price of the common stock on the date of grant.

(4)
The grant date fair values of awards have been determined in accordance with SFAS No. 123R, using the assumptions set forth in Note 10 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

Outstanding Equity Awards At December 31, 2007

The following table lists the outstanding equity awards at December 31, 2007 for each of the named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (1)	Number of Securities Underlying Unexercised Options: UnExercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Harvey J. Berger, M.D.	50,000 20,837 10,000 24,691 150,000 75,000 -- 25,000 (6)	-- -- -- -- -- 75,000 (3) 240,000 (4) --	$13.81 $4.80 $4.44 $4.05 $5.23 $7.56 $4.64 $4.49	06/08/10 07/26/11 03/07/12 06/13/12 09/09/14 10/04/15 03/06/17 04/16/17
Edward M. Fitzgerald	100,000 33,000 37,300 30,000 --	-- -- 12,500 (2) 30,000 (3) 100,000 (5)	$4.63 $3.90 $5.23 $7.56 $4.49	05/06/12 08/15/13 09/09/14 10/04/15 04/16/17
Laurie A. Allen, Esq.	66,430 16,550 29,020 100,000 33,000 37,500 30,000 --	-- -- -- -- -- 12,500 (2) 30,000 (3) 100,000 (5)	$2.19 $1.34 $0.75 $4.44 $3.90 $5.23 $7.56 $4.49	12/10/08 04/05/09 10/04/09 03/07/12 08/15/13 09/09/14 10/04/15 04/16/17
Timothy P. Clackson, Ph.D.	25,000 60,000 25,000 50,000 33,000 7,500 20,000 41,250 28,750 --	-- -- -- -- -- -- -- 13,750 (2) 28,750 (3) 100,000 (5)	$13.81 $5.65 $4.05 $4.19 $3.90 $6.39 $7.44 $5.23 $7.56 $4.49	06/08/10 06/07/11 06/13/12 06/18/12 08/15/13 09/23/13 06/23/14 09/09/14 10/04/15 04/16/17
John D. Iuliucci, Ph.D.	25,000 30,000 20,000 70,000 55,000 20,000 50,000 33,000 7,500 41,250 35,000 25,000 (6)	-- -- -- -- -- -- -- -- -- 13,750 (2) 35,000 (3) 95,000 (5)	$4.31 $2.19 $1.34 $0.75 $5.65 $4.44 $4.19 $3.90 $6.39 $5.23 $7.56 $4.49	02/02/08 12/10/08 04/05/09 10/04/09 06/07/11 03/07/12 06/18/12 08/15/13 09/23/13 09/09/14 10/04/15 04/16/17

(1)	Options have terms of ten years. Options generally vest 25% per year over the four year period following the date of grant.
(2)	These options will vest on September 9, 2008.
(3)	These options will vest as to one-half of the balance on October 4, 2008 and as the other half on October 4, 2009.
(4)	These options will vest as to one-fourth of the balance on each of March 6, 2008, 2009, 2010 and 2011.
(5)	These options will vest as to one-fourth of the balance on each of April 16, 2008, 2009, 2010 and 2011.
(6)
These options were granted pursuant to our program to grant options to employees and directors upon reaching ten or fifteen years of service with ARIAD.  These options are fully vested upon grant and have a term of ten years.

Option Exercises and Stock Vested in 2007

The following table lists the exercise of stock options and the vesting of stock awards during the year ended December 31, 2007 for each of the named executive officers.  No stock awards held by the named executive officers prior to 2007 vested in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Harvey J. Berger, M.D.	331,827	$960,229	--	--
Edward M. Fitzgerald	--	--	--	--
Laurie A. Allen, Esq.	--	--	--	--
Timothy P. Clackson, Ph.D.	6,400	$9,617	--	--
John D. Iuliucci, Ph.D.	--	--	--	--

(1)	Value represents the market value of a share of our common stock at the time of exercise minus the exercise price per share of the option, multiplied by the number of shares acquired upon exercise.

Non-qualified Deferred Compensation in 2007

The following table contains information about the participation of our named executive officers in our 1997 and 2005 Executive Compensation Plans as of and for the year ended December 31, 2007.

Name	Executive Contributions	Registrant Contributions (1)	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at Year End
Harvey J. Berger, M.D.	--	--	--	--	--
Edward M. Fitzgerald	--	$115,000	$21,043	$67,790	$575,062
Laurie A. Allen, Esq.	--	$50,000	$19,941	$40,121	$529,421
Timothy P. Clackson, Ph.D.	--	$117,000	$21,046	$40,122	$597,624
John D. Iuliucci, Ph.D.	--	$82,000	$21,392	$39,243	$562,092

(1)
Represents amounts awarded in April 2008 in respect of performance for the year ended December 31, 2007.  These amounts are reported in the Summary Compensation Table on page 25 above under the “Bonus” column and are required to be deferred by their terms.

Under our 1997 Executive Compensation Plan (the “1997 Plan”), participants were granted options to purchase shares of certain designated mutual funds at a discount equal to the amount of the award.  Each option vests 25% per year over a four-year period, and the participant will not be taxed on the value of the mutual funds until the option is exercised.  The 1997 Plan is a non-qualified, unfunded, deferred compensation plan.

As a consequence of changes in tax law affecting deferred compensation arrangements as of December 31, 2004, the 1997 Plan no longer qualifies for favorable federal income tax treatment and no further awards will be made under the 1997 Plan.  In its place, our Board of Directors adopted a new 2005 Executive Compensation Plan (the “2005 Plan”) effective as of October 1, 2005.  The 2005 Plan is also an unfunded, non-qualified, deferred compensation plan and is intended to comply with the requirements of Section 409A of the Code.  Payment of deferred amounts (other than salary) may be contingent upon meeting certain vesting requirements.  The terms of awards, including the acceleration or modification of vesting terms, are determined by our Compensation Committee in its sole discretion.  The value of amounts deferred under the 2005 Plan is increased or decreased over time based on the actual total return of specified mutual funds.  Participants may choose to receive payment of their benefits in either a lump sum or annual installments (but not to exceed 20 years).  A participant may subsequently change the form of payment or elect to defer the timing of payment, within certain limits, provided the change is elected at least twelve months before the previously scheduled date for commencement of payment.  Any changes to the timing of payment must be deferred for at least five additional years.

Potential Payments upon Termination or Change in Control

Chief Executive Officer

The following is a description of the potential payments due upon an employment termination or a change in control solely with respect to Dr. Berger, our Chief Executive Officer:

Employment Termination without Cause

If we terminate Dr. Berger’s employment without cause, we are obligated to:

●
Make a cash lump sum payment equal to the greater of (a) any remaining salary payable during the term (including ten percent annual increases in salary) plus the maximum possible bonus for each year remaining in the term, and (b) an amount equal to two times the sum of the executive’s current base salary and maximum bonus for the then-current year of employment;  and

●	Accelerate the vesting of all stock options, stock grants and similar equity rights and provide for continued exercisability of all awards through their original terms with all rights.

In addition to an uncured breach of the employment agreement and a material reduction of duties, each of the following events is treated as a termination of Dr. Berger’s employment without cause:

●	Dr. Berger is no longer elected to our Board of Directors, named as Chairman and designated as our chief executive officer.

●	Dr. Berger ceases to be our highest ranking executive with the power to appoint and remove all other ARIAD employees.

●	A person other than Dr. Berger is elected ARIAD’s president.

●	The retention of any executive officer by ARIAD, or an offer to pay compensation to any executive officer that in either case is unacceptable to Dr. Berger, in his reasonable judgment.

●	We file for bankruptcy or otherwise become insolvent.

“Cause” for purposes of Dr. Berger’s employment agreement consists of:

●	willful neglect of duties following written notice and a 30 day opportunity to correct;

●	conviction of a felony involving moral turpitude; or

●	any act of fraud or embezzlement involving us or any of our affiliates.

Any determination of cause requires at least a two-thirds vote of the entire Board of Directors.

Non-Renewal

If we do not renew Dr. Berger’s employment agreement at the end of its term, we are obligated to make a lump sum cash payment equal to two times his annual salary for the final year of the term.

All Employment Terminations Except Cause and Death

Dr. Berger’s employment agreement requires us to continue providing medical coverage in all group health plans for the maximum COBRA continuation period at our expense following any termination of employment other than for cause and death.

Change in Control

Dr. Berger’s employment agreement provides that in the event of a “Change in Control” (as defined below), all stock, stock option, stock award and similar equity rights granted to him shall immediately vest and remain fully exercisable through their original term with all rights.

In addition, Dr. Berger has the right to terminate his employment agreement within 90 days after a Change in Control, in which case we will pay Dr. Berger the same benefits as if we had terminated his employment without cause.  Alternatively, if Dr. Berger elects to continue his employment agreement, then he will be paid a single lump sum cash payment equal to the sum of his then-current salary plus the bonus for the most recently completed full year of employment.

A tax gross-up will be paid on Dr. Berger’s behalf if any amounts payable by us (or our successor) become subject to excise taxes under Sections 280G and 4999 of the Code.

Generally, pursuant to the Dr. Berger’s employment agreement, a Change in Control occurs if:

●	Any person makes a tender or exchange offer for our common stock pursuant to which such person acquires 25% or more of our issued and outstanding common stock;

●	Our stockholders approve a definitive agreement to merge or consolidate ARIAD with or into another corporation, or to sell or otherwise dispose of all or substantially all of our assets; or

●	Any person acquires more than 25% of our issued and outstanding voting securities.

Other Named Executive Officers

The following is a description of the potential payments upon termination or change in control with respect to the named executive officers other than Dr. Berger:

Employment Termination without Cause

If we terminate the employment of a named executive officer other than Dr. Berger without cause, we are obligated to continue payment of the executive’s then current salary for the remainder of the applicable employment agreement term; accelerate vesting of all  stock, stock options, stock awards, and similar equity awards granted to the executive that would have otherwise vested during the term, subject to the normal post termination exercise period; and continue payment of all benefits covered under COBRA for up to one year.

"Cause" for purposes of the other executive officer’s employment agreement consists of:

●	the officer’s failure to perform any of material duties;

●	the conviction of any felony involving moral turpitude;

●	any acts of fraud or embezzlement involving us or any of our affiliates;

●	violation of any law or regulation related to our business;

●	a conflict of interest;

●	conduct that could result in unfavorable publicity for us in a material way;

●	failure to comply with our written policies; or

●	breach of the terms of the employment agreement.

The executive officer has a right to cure any conduct that constitutes cause, if curable, within 30 days after receiving written notice.

For purposes of determining payments upon termination, a termination of the employment agreement by the named executive officer due to an uncured breach by us of the employment agreement is treated as a termination of the executive’s employment without cause.

Non-Renewal

If we do not renew the employment agreement of a named executive officer other than Dr. Berger, no severance benefit is payable.

Change in Control

In the event that a named executive officer, other than Dr. Berger, terminates his employment agreement within 90 days after a ”Change in Control” (as defined below), we are obligated to accelerate the vesting of all stock options, stock grants and similar equity rights and provide for continued exercisability of all awards through their original terms with all rights.  We are also obligated to continue to pay the named executive officer the then current salary for the shorter of six months or the remaining period of the applicable term.

The Change in Control definition with respect to the employment agreements for the other named executive officers is the same as the employment agreement for Dr. Berger except that the threshold for a tender offer or an acquisition of third party stock is fifty percent, not twenty-five percent as in Dr. Berger’s agreement.

Assumptions Regarding Post Termination Payment Tables

The tables presented on the following pages were prepared as though each named executive officer’s employment was terminated on December 31, 2007 using the closing price of our common stock as of that day ($4.25).  The amounts under the column labeled “Termination within 90 Days after a Change in Control,” and “Continuous Employment within 90 Days after a Change in Control” assume that a change in control occurred on December 31, 2007.  We are required by the SEC to use these assumptions.  With those assumptions taken as a given, we believe that the remaining assumptions listed below, which are necessary to produce these estimates and reflect solely the Company’s interpretation of its contractual obligations, are reasonable in the aggregate.  However, the executives’ employment was not terminated on December 31, 2007, and a Change in Control did not occur on that date.  There can be no assurance that a termination of employment, a Change in Control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price of our common stock, or if any assumption is not correct in fact.

The following assumptions were used for these tables.

●	Base amount calculations for Section 280G tax gross-up are based on Dr. Berger’s taxable wages (Form W-2, Box 1) for the years 2003 through 2007.

●
Dr. Berger was assumed to be subject to the maximum federal and Massachusetts income and other payroll taxes, aggregating to a net combined effective tax rate of 60.3% when calculating the excise tax gross-up.

●
In determining Dr. Berger’s estimated severance benefits, the salary for his year of employment termination equals his then current salary, and his salary for any additional years remaining in the term equals his salary increased by ten percent per year as required under his employment agreement.

●	Stock options and stock appreciation rights vested on December 31, 2007 with respect to a change in control for Dr. Berger or a termination of employment without cause by us, death or disability.

●
Restricted stock and stock options that become vested due to a change in control or termination of employment are valued in the table below based on their intrinsic value on December 31, 2007 (i.e., the difference between the stock’s fair market value and the exercise or purchase price, if any).

Chief Executive Officer

The following table sets out the estimated potential payments upon termination or change in control for Dr. Berger, based on the assumptions discussed above.

Payments and benefits	Voluntary termination or termination by the Company for Cause	Non-Renewal	Termination by the Company Without Cause	Termination within 90 days after a Change in Control	Continuation of Employment within 90 days after a Change in Control
Earned but unpaid: Sabbatical reimbursement	$288,000	$288,000	$288,000	$288,000	$288,000
Severance benefits: Lump sum payment	0	1,686,643	4,410,806	4,410,806	576,000
Healthcare benefits	27,230	27,230	27,230	27,230	27,230
Acceleration of stock awards: Market value of stock vesting on termination (2)	0	0	0	0	0
280G Tax Gross-Up	n/a	n/a	n/a	1,911,807(1)	0(1)
Total Payment	$315,230	$2,001,873	$4,726,036	$6,637,843	$891,230

(1)	Based on the assumptions set forth above, Dr. Berger’s payments will result in a tax gross-up payment to him.
(2)
Does not include the value associated with vested options.  There were no unvested options held by the executive that were in the money on December 31, 2007.  Information about stock options that are vested as of December 31, 2007 is included in the “Outstanding Equity Awards At December 31, 2007” table.

All Other Named Executive Officers

The following table sets out the estimated potential payments upon termination or change in control for Mr. Fitzgerald, Ms. Allen, Dr. Clackson and Dr. Iuliucci, based on the assumptions discussed above.  The total of continued payments in the case of termination by the Company without cause in the table below reflects the remaining terms of the contracts of each of these executives, all of which expire on December 31, 2010.

Payments and benefits	Voluntary termination (1)	Termination for Cause (1)	Termination by the Company Without Cause (1)	Termination within 90 days after a Change in Control (1)
Severance benefits: Total of continued payments	$0	$0	$991,000	$165,166
Healthcare benefits	0	0	27,230	0
Non-qualified benefits	0	0	0	271,128(3)
Acceleration of stock awards: Market value of stock vesting on termination (2)	n/a	n/a	0	0
Total Payment (4)	$0	$0	$1,018,230	$436,294

(1)
Does not include the value of non-qualified deferred compensation benefits under our deferred compensation plans.  The value of these benefits as of December 31, 2007 is set forth in the section above untitled “Non-qualified Deferred Compensation.”

(2)
Does not include the value associated with vested options. There were no unvested options held by the executive that were in the money on December 31, 2007.   Information about stock options that are vested as of December 31, 2007 is included in the “Outstanding Equity Awards At December 31, 2007” table.

(3)	This amount represents the estimated value of unvested deferred compensation and assumes the Compensation Committee elects to accelerate the vesting at a change in control.
(4)
Dr. Clackson and Dr. Iuliucci are also entitled to reimbursement for sabbaticals not taken (3 months for every six years of service), the value of which is $83,250 for Dr. Clackson and $164,500 for Dr. Iuliucci as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Securityholders	7,568,044 (1)	$5.30	2,911,185 (2)
Equity Compensation Plans not Approved by Securityholders	N/A	N/A	N/A
Total	7,568,044 (1)	$5.30	2,911,185 (2)

(1)
Consists of options to purchase 1,114,910 shares of common stock granted under our 1991 Stock Option Plans for Employees, Consultants, and Directors, options to purchase 130,000 shares of common stock granted under our 1994 Stock Option Plan for Non-Employee Directors, options to purchase 4,035,134 shares of common stock granted under our 2001 Stock Plan, and options to purchase 2,288,000 shares of common stock under our 2006 Long Term Incentive Plan.

(2)
Consists of 2,856,025 shares available for issuance under our 2006 Long Term Incentive Plan and 55,160 shares available for issuance under our 1997 Employee Stock Purchase Plan.  This amount does not include 500,000 shares proposed to be added to our 1997 Employee Stock Purchase Plan as described in Proposal 2 in this proxy statement.

REPORT OF THE AUDIT COMMITTEE

Management of the Company is responsible for our financial statements, financial reporting process and internal accounting, financial reporting and disclosure controls.  Our independent registered public accounting firm is responsible for (1) performing an audit of our annual consolidated financial statements and expressing an opinion as to the fair presentation of such financial statements in conformity with generally accepted accounting principles, (2) performing an audit of our system of internal control over financial reporting and expressing an opinion on the effectiveness thereof based on its audit, (3) reviewing our quarterly consolidated financial statements, and (4) other procedures.  The Audit Committee is responsible for overseeing and reviewing these processes.

In connection with fulfilling its responsibilities with respect to our consolidated financial statements for the year ended December 31, 2007, the Audit Committee reviewed and discussed the audited financial statements and related footnotes and other disclosures with management and the independent registered public accounting firm, Deloitte & Touche LLP.  The Audit Committee also reviewed with management and Deloitte & Touche LLP our financial reporting processes and internal accounting, financial reporting and disclosure controls, including those related to compliance with legal and regulatory requirements that impact its financial reporting and disclosure obligations.  This review included discussion with Deloitte & Touche LLP regarding the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees.  The Audit Committee has also reviewed the written disclosures and letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed with Deloitte & Touche LLP its independence from the Company.  The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche to us is compatible with maintaining Deloitte & Touche’s independence.  The Audit Committee has concluded that Deloitte & Touche LLP is independent from ARIAD and its management.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Throughout 2007, the Audit Committee met on a regular basis with management and Deloitte & Touche LLP.  In such meetings, in addition to the review of the quarterly consolidated financial statements to be included in Forms 10-Q, the Audit Committee reviewed and discussed the critical accounting policies and significant judgments made by management in the preparation of our financial statements, the ongoing review, testing and assessment of the adequacy of internal controls, proposed changes to auditing and accounting principles and practices, and the effect of regulatory and accounting initiatives that may impact us.  The Audit Committee also reviewed and approved all audit and non-audit services and the fees related thereto, and addressed other matters as outlined in its charter.  In addition, the Audit Committee reviewed and reassessed the adequacy of its charter.

The Audit Committee has reviewed and evaluated the qualifications and performance of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  Based on this review and evaluation, the Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm through the audit of our consolidated financial statements and system of internal control over financial reporting as of December 31, 2008.

Respectfully submitted,

Peter J. Nelson, Chairperson
Michael D. Kishbauch
Elizabeth H. S. Wyatt

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and our other equity securities.  Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis except that a Statement of Beneficial Ownership on Form 4 for our director Sandford D. Smith, which was required to be filed on June 22, 2007, was filed on June 25, 2007.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to our directors, officers and employees, including our chief executive officer and chief financial and accounting officers.  A copy of the Corporate Code of Conduct and Ethics is publicly available on the investor relations section of our website at www.ariad.com under the heading “Corporate Governance.”  Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of NASDAQ.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.  Requests should be directed to Investor Relations, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234; telephone: (617) 494-0400; extension 251; facsimile: (617) 225-2860; e-mail: investor@ariad.com.

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by ARIAD under the Securities Act of 1933 or the Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

Election of Three Class 2 Directors to Hold Office Until the 2011 Annual Meeting

Our certificate of incorporation, as amended, provides that the number of directors shall be fixed by our Board of Directors, which has fixed the number at eight.  At a meeting held on April 11, 2008, our Board of Directors nominated Jay R. LaMarche, Sandford D. Smith and Elizabeth H.S. Wyatt to stand for election at this year’s Annual Meeting, based upon the recommendation of our Nominating and Corporate Governance Committee.  All three nominees are currently directors.

Our certificate of incorporation provides that our Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified.  As the term of one class expires, a successor class is elected at the Annual Meeting for that year.  At this year’s Annual Meeting, three Class 2 directors are to be elected to serve until the 2011 Annual Meeting and until their successors are duly elected and qualified.

It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the nominees named below.  Our Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason any of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by our Board of Directors.

A plurality of the votes cast at the Annual Meeting will be required to elect the three nominees as Class 2 directors.

The Board of Directors recommends that you vote “FOR” the election of Jay R. LaMarche, Sandford D. Smith and Elizabeth H.S. Wyatt as Class 2 directors, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2

Approval of an Amendment to the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan

The ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (the “ESPP”) provides our eligible employees and those of our participating subsidiaries with the opportunity to purchase shares of our common stock through payroll deductions.  Our Board of Directors has determined that in order to continue to allow participation in the ESPP as a means to attract and retain talented employees, the number of shares available for issuance under the ESPP should be increased.  Therefore, on April 11, 2008, the Compensation Committee recommended and our Board of Directors approved amending the ESPP to reserve an additional 500,000 shares of common stock for issuance under the ESPP, effective on July 1, 2008, subject to approval of our stockholders at the Annual Meeting.

As of April 21, 2008, we had issued and employees had purchased 444,840 shares of the original 500,000 shares authorized under the ESPP, and 55,160 shares remain available for future issuance.  Accordingly, there is the possibility that, without this amendment, there will be insufficient authorized shares for future issuances.  Assuming approval of the proposed amendment to the ESPP by the stockholders, the number of shares available for future issuance under the ESPP will increase by 500,000 shares.

Description of the ESPP

The following is a summary of the material features of the ESPP.  The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the ESPP, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the ESPP is to provide our eligible employees with the opportunity to purchase shares of our common stock through payroll deductions.

Eligibility to Participate. Employees of ARIAD who have been employed for three months are eligible to elect to participate in the ESPP.  Employees who would own stock and/or hold outstanding options to purchase stock representing five percent or more of our voting stock or the voting stock of any of our subsidiaries and employees whose customary employment is for not more than five months in any calendar year and for at least twenty hours a week are not eligible to participate in the ESPP.  As of April 21, 2008, approximately 109 employees were eligible to participate and approximately 29 employees were participating in the ESPP.

Shares Subject to the ESPP.  Currently, the maximum number of shares of common stock that are available for issuance under the ESPP is 500,000 shares, of which 444,840 shares have already been issued.  Shares sold under the ESPP may be authorized but unissued shares or treasury shares or may come from any other proper source. In the event of any stock split or other change in our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the ESPP.  If shareholders approve the proposed amendment to the ESPP, an additional 500,000 shares of common stock will be available for issuance under the ESPP.  The aggregate total number of shares available for issuance under the ESPP as of July 1, 2008 will be these 500,000 shares plus any shares remaining available for grant as of that date from the original 500,000 shares authorized under the ESPP, subject to adjustment.  As of April 21, 2008, the fair market value of a share of our common stock was $3.24.

Administration, Amendment and Termination: Plan Term. Subject to the terms of the ESPP, our Board of Directors supervises and administers the ESPP and has the power to interpret and determine questions arising in connection with the ESPP.  Our Board of Directors, in its sole discretion, may amend or terminate the ESPP at any time and for any reason, except that no amendment may adversely affect the rights of any participant with respect to any then outstanding option to purchase shares under the ESPP.  Unless sooner terminated, the ESPP will terminate on March 10, 2017.

Enrollment and Contributions. Eligible employees voluntarily elect whether or not to enroll in the ESPP and may cancel participation at any time (subject to ESPP rules).  Each purchase period under the ESPP lasts for three months.  Employees contribute to the ESPP through payroll deductions.  Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions.  After the purchase period begins, employees are only allowed to decrease their current contribution percentage on one occasion, subject to ESPP rules.

Purchase of Shares. On the last business day of each three-month purchase period, each participating employee’s payroll deductions are used to purchase shares of common stock for the employee.  The price of the shares purchased will be the lesser of 85% of the closing price, or the closing bid if no sales were reported, of a share of common stock as reported in the Wall Street Journal (or, if not reported there, in such other source that the Board of Directors deems reliable (i) on the first business day of the applicable purchase period or (ii) on the last day of the applicable purchase period.  During any single year, no employee may purchase under the ESPP shares of common stock having a fair market value of more than $25,000.

Termination of Participation. Participation in the ESPP terminates when a participating employee’s employment with ARIAD ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended such that the employee no longer is eligible to participate.

Federal Income Tax Consequences

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.  As a result, the material U.S. federal income tax consequences of the purchase of shares of common stock under the ESPP are as follows:

●
An employee will have no taxable income when the shares of common stock are purchased for him or her under the ESPP.  The employee generally will be taxed when he or she sells or otherwise disposes of the stock.  The employee’s income tax treatment depends on whether shares are sold within 24 months after the first day of the three-month purchase period in which the shares were purchased (the “24-month holding period”).

●
If an employee sells or otherwise disposes of the shares within the 24-month holding period, the employee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price and ARIAD will be entitled to a tax deduction for the same amount.

●
If an employee sells or otherwise disposes of the shares after holding the shares for the 24-month holding period, the employee will recognize ordinary income at the time in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the purchase period over the purchase price, or (ii) the excess of the fair market value of the shares at the time of disposition over the purchase price.  ARIAD will not be entitled to any tax deduction with respect to shares purchased under the ESPP if the shares are held for the 24-month holding period.

●	The employee may also recognize capital gain or loss at the time of disposition of the shares, either short-term or long-term, depending on the holding period for the shares.

New Plan Benefits

Because benefits under the ESPP will depend on employees’ elections to participate and to purchase shares under the ESPP at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees.  Non-employee directors are not eligible to participate in the ESPP.  The maximum value of shares that may be purchased in any calendar year by any participant in the ESPP is $25,000.

The Board of Directors recommends that the stockholders vote “FOR” the proposal to amend the ESPP to increase the number of shares of common stock available for issuance under the ESPP, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2008.  Our Board of Directors has ratified this selection.  Deloitte & Touche LLP has served as our independent registered public accounting firm since 1991.  Deloitte & Touche LLP has advised us that it does not have any direct or indirect financial interest in ARIAD.  Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so choose.  They will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

Before it selected Deloitte & Touche LLP as our independent registered public accounting firm, our Audit Committee carefully considered the qualifications of Deloitte & Touche LLP, including the firm’s performance in prior years, the competence of personnel assigned to our engagement and its reputation for integrity, quality, and competence in the fields of accounting and auditing.  Our Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to ARIAD is compatible with that firm’s independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Deloitte & Touche LLP.  If the stockholders ratify the selection of Deloitte & Touche LLP, our Audit Committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year 2008, if it concludes that such a change would be in the best interests of ARIAD and our stockholders.  If the stockholders fail to ratify the selection, our Audit Committee will reconsider, but not necessarily rescind, the retention of Deloitte & Touche LLP.

Audit and Non-Audit Fees

For the fiscal years ending December 31, 2007 and 2006, we paid Deloitte & Touche LLP the following fees:

	2007	2006

Audit Fees	$259,878	$306,000
Audit-Related Fees	23,000	15,000
Tax Fees	45,760	52,500
All Other Fees	7,202	0

Audit Fees include fees for audit of our annual financial statements, the review of our quarterly financial statements included in reports on Form 10-Q, the review of SEC filings, including Deloitte & Touche’s consents, and the audit of our system of internal control over financial reporting as well as the audit of management’s assessment of the effectiveness thereof.  Audit-Related Fees include fees for the audits of employee benefit plan financial statements.  Tax Fees include fees for preparation of tax returns as well as tax planning and advice.  All Other Fees include fees for consultation regarding accounting and financial reporting matters during the year.  All of the services set forth above were approved by our Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

On a quarterly basis, management submits a report to our Audit Committee for their approval, outlining the services planned or anticipated to be rendered by the independent registered public accounting firm, and the estimated fees for such services, within the following two calendar quarters.  The services are outlined according to the four categories of services defined above, (i.e. Audit, Audit-Related, Tax and All Other).  Actual fees incurred relative to estimated fees are reported to our Audit Committee each quarter.

To ensure prompt consideration of unexpected services, our Audit Committee has delegated authority to the Chair of our Audit Committee to pre-approve services to be rendered.  Any such actions taken by the Chair must be reported to our Audit Committee at its next scheduled meeting.

A majority of the votes cast at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

The Board of Directors recommends that the stockholders vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS
FOR DIRECTOR FOR 2009 ANNUAL MEETING

In order to be considered for inclusion in proxy materials for the Annual Meeting to be held in 2009, stockholder proposals must be received by us on or before January 5, 2009.  For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2009, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before the 2009 Annual Meeting, notice of such nomination or business proposal must be received not earlier than February 12, 2009 and not later than March 14, 2009.  Stockholder proposals must be received marked for the attention of:  Laurie A. Allen, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.

OTHER MATTERS

Electronic Delivery of Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes on line.  You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs.  To sign up for electronic delivery, visit the investor relations section of our website at www.ariad.com and enter the information requested.  Your enrollment will be effective until canceled.  If you have any questions about electronic delivery, please call our investor relations office at 617-494-0400, extension 251.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents.  The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.  This practice, referred to as “householding,” benefits both you and ARIAD.  It reduces the volume of duplicate information received at your household and helps to reduce our expenses.  The rule applies to our annual reports, proxy statements and information statements.  Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling its toll free number, (877) 282-1168.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below.  Conversely, if you share an address with another ARIAD shareholder and together both of you would like to receive only a single set of our annual disclosure statements, follow these instructions:

●
If your ARIAD shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A. and inform them of your request by calling them at (877) 282-1168 or writing them at P.O. Box 43078, Providence, RI  02940-3078.

●
If a broker or other nominee holds your ARIAD shares, please contact the broker or other nominee directly and inform them of your request.  Be sure to include your name, the name of your brokerage firm and your account number.

Other Business

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein.  If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not thereafter revoked in accordance with their best judgment.

By Order of the Board of Directors,

Laurie A. Allen, Esq. Secretary

April 25, 2008

APPENDIX A

AMENDED AND RESTATED
ARIAD PHARMACEUTICALS, INC.
1997 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, ARIAD Pharmaceuticals, Inc. (the “Company”) established the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan effective January 1, 1997 with 500,000 shares of Common Stock (as defined below) available for sale under such plan;

WHEREAS, only 55,160 shares of Common Stock remained available for sale under the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan as April 1, 2008;

WHEREAS, the Internal Revenue Service has issued final regulations interpreting Section 423 of the Code (as defined below);

WHEREAS, the Company proposes to increase the number of shares of Common Stock available for sale by 500,000 shares and to amend and restate this plan as the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (as so amended and restated, the “Plan”), subject to stockholder approval;

NOW THEREFORE, the Plan is amended effective as of July 1, 2008, subject to stockholder approval, as follows.

1.
Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

a)	“Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

c)	“Common Stock” shall mean the Common Stock, $0.001 par value, of the Company.

d)	“Company” shall mean ARIAD Pharmaceuticals, Inc., a Delaware corporation.

e)	“Compensation” shall mean all taxable compensation that is paid on an hourly, daily, weekly or monthly basis in cash (including overtime) and cash bonuses.

f)
“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

g)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

h)
“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.  As of July 1, 2008, there are no Designated Subsidiaries.

i)
“Employee” shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

j)	“Exercise Date” shall mean the last day of each Offering Period of the Plan.

k)
“Offering Date” shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but on or prior to the first business day of the last calendar quarter of such Offering Period, the term “Offering Date” shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

l)	“Offering Period” shall mean a period of three months.

m)
“Plan” shall mean this Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan effective as of July 1, 2008.  Matters with respect to periods prior to July 1, 2008 shall be as determined under the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan.

n)
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	Eligibility.

a)
Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.  No non-employee director or independent contractor may participate in the Plan.

b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation (as determined under Section 424(e) and (f) of the Code), or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and any parent or subsidiary corporation (as determined under Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.  Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (b) and Treas. Reg. § 1.423-2(d).

4.
Offering Periods.  The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on July 1, October 1, January 1 and April 1 of each year (or at such other time or times as may be determined by the Board).  The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval.  In addition, Employees shall not be entitled to enroll in the Plan or exercise any options granted under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its Employees.

5.	Participation.

a)
An eligible Employee may become a participant in the Plan by completing an enrollment form provided by the Company and filing it with the Company in such form as approved by the Board prior to the applicable Offering Date, unless a later time for filing the enrollment form is set by the Board for all eligible Employees with respect to a given Offering Period.  The enrollment form shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

b)
Payroll deductions shall commence on the first payroll that ends after the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period(s) to which the enrollment form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6.	Method of Payment of Contributions.

a)
The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% of such participant’s Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 10% of the participant’s aggregate Compensation during said Offering Period.  All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

b)
A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or on one occasion only during an Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new enrollment form within the ten day period immediately preceding the end of the then Offering Period.  The change in rate shall be effective as of the beginning of the calendar quarter following the date of the filing of the new enrollment form.

c)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year so that the aggregate amount of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250.  Payroll deductions shall recommence at the rate provided in such participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7.	Grant of Option.

a)
On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or (ii) 85% or the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof.  The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b) herein.

b)
The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date.  The fair market value of the Common Stock on a given date shall be the closing sale price per share of a share of the Common Stock on such date (or, the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Board deems reliable.

8.
Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price under paragraph 7(b) with the accumulated Contributions in his or her account.  If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment.  The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.
Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form.  Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

10.	Withdrawal; Termination of Employment.

a)
A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of an Offering Period by giving written notice to the Company.  All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

b)
Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

c)
In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

d)
A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.   Stocks

a)
As of July 1, 2008 the maximum number of shares of Common Stock available for sale under the Plan shall be 500,000 shares plus any share reserve under the Plan immediately after completion of the Offering Period ending June 30, 2008, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.  Any amounts remaining in an Employee’s account not applied to the purchase of stock pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date.  In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b)	The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.
Administration.  The Board shall administer the Plan.  Subject to the provisions of the Plan and applicable law, the Board shall have the authority in its discretion: (a) to determine the fair market value; (b) to construe and interpret the terms of the Plan; (c) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (d) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (e) to make all other determinations and take all other action described in the Plan or as the Board otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

14.	Designation of Beneficiary.

a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b)
Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.
Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16.
Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.
Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.
Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.
Amendment or Termination.  The Board of Directors of the Company may at any time terminate or amend the Plan; except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.  Subject to paragraph 18, no action taken under this paragraph may adversely affect the rights of any participant to any then outstanding options.

20.
Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.
Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.
Right to Terminate Employment.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

23.
Rights as a Stockholder.  Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of Shares covered by an option.  No optionee shall have any right as a stockholder unless and until an option has been exercised, and the Shares underlying the option have been registered in the Company’s share register.

24.	Term of Plan. The Plan, as amended and restated, shall be effective July 1, 2008 and shall continue in effect until March 10, 2017 unless sooner terminated under paragraph 19.

25.
Notification Upon Sale of Shares.  Each participant agrees, by enrolling in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased.

26.
Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares of Common Stock held in the treasury of the Company, or from any other proper source.

27.   Applicable Law.  This Plan shall be governed in accordance with the laws of Delaware.